Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule and all amendments thereto jointly on behalf of each such party.

Date: February 12, 2019

POLARIS VENTURE PARTNERS VI, L.P.
By:	Polaris Venture Management Co. VI, L.L.C.

By:	*
Authorized Signatory

POLARIS VENTURE PARTNERS FOUNDERS’ FUND VI, L.P.

By:	Polaris Venture Management Co. VI, L.L.C.

By:	*
Authorized Signatory

POLARIS VENTURE MANAGEMENT CO. VI, L.L.C.

By:	*
Authorized Signatory

CUSIP #80706P103	Page 18 of 18

JONATHAN A. FLINT

By:	*
Jonathan A. Flint
TERRANCE G. MCGUIRE

By:	*
Terrance G. McGuire

BRYCE YOUNGREN

By:	*
Bryce Youngren
DAVID BARRETT

By:	*
David Barrett

BRIAN CHEE

By:	*
Brian Chee
AMIR NASHAT

By:	*
Amir Nashat

*By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Attorney-in-Fact

[This Schedule 13G was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]